Contract of Employment

Party A (Employer) Name: Qingdao Renmin Printing Co., Ltd.
Registered Type: Limited Company
Address: No.15, Xinghua Road, Licang District

Party B (Employee) Name: Qi Ming                     Gender: Male
Date of Birth:July 22, 1964
ID Number: 370206196407220412
Address: 401, Unit 3, Building 3, No.21, 1st Zhangzhou Road, South District, Qingdao City

Pursuant to Labor Law of the People’s Republic of China and existing labor regulations as well as relevant rules, the Employment Contract is hereby made by and between Party A and Party B on the basis of equality and self-volition and agreement through negotiation, so as to determine the labor relationship that bind both Parties.
[Term of the Contract and Location]
Article I Term of the contract shall be agreed by both Parties and the following (1) mode will be adopted.
(1) With fixed term: From January 26, 2007 to December 31, 2010.

(2) Without fixed term: From _____ to the date agreed by both Parties to terminate the contract when the conditions for rescission or termination occur.
(3) Within fixed time when certain amount of working task is finished: From_____ to the date agreed by both Parties to terminate the contract when the work is completed.
Probation period regulated by both Parties is from_____ to______.
Article 2 Location of the Contract Implementation: No. 15 Xinghua Road.
[Job Description]
Article 3 Based on the working requirements, Party A assigns Party B to engage the post of management.
Article 4 Party B shall obey the assignment of Party A and complete the task with the quality and quantity required by the post (profession). The task and responsibility of the exact post (profession) is as follows:

Article 5 Party A shall verify the capability of Party B for the post (profession) by examination and assessment according to the post requirements. Party A may remove the post (profession) of Party B. In case of the change in production and business during valid period of the contract, the post (profession) of Party B can also be changed through negotiation by both Parties.
[Labor Protection and Conditions]
Article 6 Party A shall provide Party B with labor safety and health conditions in line with national, provincial and municipal regulations and with requisite labor protection articles. Party A shall establish and improve labor safety and health system and the operation regulations on safe production.
Article 7 Party A shall make Party B clear about all possible vocational disease and consequence in the course of working:

Prevention measures for vocational disease:

Treatment:                                                                                       Article 8 Both Party A and Party B shall strictly implement relevant national, provincial and municipal regulations on work-related injury and vocational disease report system.
During production (work), Party B shall strictly follow the safe production and operation regulations. When the managerial personnel of Party A instruct in breach of the regulation and force to take adventure in work, Party B has the right to refuse execution.
Article 9 Party A shall implement special labor protection for female workers and premature workers.
[Working Time and Day-off & Holidays]
Article 10 Party A arranges Party B to implement the working hour system in (1) .
(1) Standard working hour system is executed: Daily working hours of Party B are below 8 hours and weekly working hours are below 40 hours.
(2) Comprehensive calculated working hour system is executed: Average daily and weekly working hours shall not be more than that regulated by law.
(3) Irregular working hour system is executed: While Party A’s task is finished, working time and days-off & holidays can be arranged through negotiation by both Parties.

When (2) and (3) working system are implemented, approval of the labor administrative department above county level is required.
Article 11 Due to working requirements, Party A may extend the working hours after negotiation with Party B and the trade union. Extended time is generally below one hour a day. If working time needs to extend due to the work requirements, the extended time is generally below three hours a day and aggregately below 36 hours a month, while guarantee the health conditions of Party B.
Article 12 In any of following cases, Party A shall pay Party B remuneration higher than normal wage.
(1) If Party B is arranged to extend working hours in workday, Party A shall pay Party B a wage not less than 150% of normal wage;
(2) If Party B is arranged to extend working hours in day-off, Party A shall arrange Party B to enjoy holiday of the equal working time or pay Party B a wage not less than 200% of normal wage;
(3) If Party B is arranged to extend working hours in legal holiday or festival, Party A shall pay Party B a wage not less than 300% of normal wage.
Article 13 Party A shall follow national, provincial and municipal regulations to ensure Party B’s right of taking rest. During the period of contract, Party B enjoys home visiting, marriage and funeral, family planning women’s workers labor protection and other paid holidays as per national, provincial and municipal regulations.
[Labor Discipline]
Article 14 Party A shall follow national labor laws, regulations and rules and relevant policies and take into consideration about situation in the unit to formulate and improve various rules and regulations and labor discipline. Party B shall strictly follow Party A’s rules and regulations and labor discipline, obey Party A’s management and keep Party A’s business secrete.
Article 15 Party B shall abide by Personnel Management System and Provisional Regulations of Management of Order of Work formulated by Party A based on relevant law.
Article 16 Provided Party B breaches Party A’s rules and regulations and labor discipline, Party A may make proper disposal as regulated by rules and regulations of the unit till the contract is terminated.
[Labor Remuneration, Payment and Time]
Article 17 According to national, provincial and municipal regulations and situation in the unit, Party A shall abide by the principle of distribution as per actual labor and independently formulate wage distribution system of the enterprise and determine way of payment and wage standard of Party B. According to work post (profession) in the contract, the wage standard that Party A shall pay Party B is RMB 610/monthly (weekly).The standard shall include (content):
                                                                     ;
exclude:                                                          .
Article 18 Party A shall pay wage to Party B on monthly (weekly or daily) basis. Party B shall provide normal service to Party A in legal working time or working hour stipulated in the contract. Party A shall pay Party B the monthly wage in the form of currency before 31st of each month.
Article 19 Party A shall determine labor quota and piece price and conduct piecework wage according to scientific and reasonable principle. When Party B has finished task of piecework quota, Party A shall pay overtime wage according to regulations if Party A has assigned Party B to work beyond the working time of legal standard.

Article 20 Party A shall build normal mechanism of adjusting wages. During implementation of the contract, Party A shall properly adjust Party B’s labor remuneration as per relevant national, provincial and municipal regulations and production and operation and Party B’s actual working performance.
Article 21 Other condition about wage payment agreed by both Parties is:

                                                                                                    [Insurance Benefit]
Article 22 Both Party A and Party B shall participate in social insurance as per relevant national, provincial and municipal regulations. Party A shall follow relevant national, provincial and municipal regulations to pay for Party B the pension, unemployment, medical, work-related injury, maternity and other social insurances. Social insurance premium due from Party B shall be paid by Party A in advance.
Article 23 Provided Party B gets sick or non-work-related injury during the contract period, medial treatment and sick leave wage shall be paid according to relevant national, provincial and municipal regulations.
Article 24 Treatment for the women workers during pregnant, maternity or breast feeding periods shall be implemented as per relevant national, provincial and municipal regulations.
Article 25 Party A shall create conditions to improve benefit of collective and welfare treatment of employees.
[Contract Modification, Termination and Economic Compensation]
Article 26 In case of the law, regulation or relevant policy on which the contract concluded undergoes change, the corresponding contents of the contract shall be modified.
Article 27 If objective situation for conclusion of the contract undergoes great change and make the contract hard to be implemented, relevant contract contents can be modified through negotiation by both Parties. Then both Parties shall conclude agreement for modification and obtain accreditation by the labor administration department and the agreement shall be rendered as attachment of the contract.
Article 28 After negotiation by both Parties, the contract can be terminated. If Party A proposes termination of the contract, Party B shall be provided with compensation subsidy as per relevant national, provincial and municipal regulations.
Article 29 In any of following cases, Party A may terminated the contract at any time.
(1) Party B is proved incompetent for the post in the probation period;
(2) Party B seriously breaches labor discipline or Party A’s rules and regulations;
(3) Party B has serious dereliction of duty and practiced graft causing serious damage to Party A;
(4) Party B was put under labor reforming or prosecuted the criminal liability according to law;

(5) Other cases regulated by laws and regulations.
Article 30 In any of following cases, Party A may terminate the contract, but shall notify Party B in written form 30 days in advance and then pay Party B economic compensation as per relevant national, provincial and municipal regulations:
(1) Party B gets sick or non-work-related injury. After medical period, Party B still cannot be engaged in original work or other work Party A assigns;
(2) Party B is incompetent for the work or still incompetent after training or adjustment of working post;
(3) Objective situation for conclusion of the contract undergoes great change and make the contract hard to be implemented. Modification agreement cannot be reached even after negotiation by both Parties.
(4) Other cases regulated by laws and regulations.
Article 31 In any of following cases on the part of Party B, Party A shall not terminate the contract as per Article 30:
(1) Party B gets vocational disease or work-related injury and is determined by medial labor accreditation department as losing or partially losing labor force;
(2) Party B gets sick or non-work-related injury and is in the regulated medical period;
(3) Woman work in line with family planning policy in pregnant, maternity and breast feeding period;
(4) Other cases regulated by laws and regulations.
If term of contract expires in case of (2) or (3), the contract shall be extended to the expiration of the medical period or the breast feeding period.
Article 32 If terminating the contract, Party B shall give written notice to Party A in written form 30 days in advance.
Article 33 In any of following cases, Party B may notify Party A to terminate the contract at any time:
(1) During probation period;
(2) Party A uses force, threat or illegal limit of freedom to oblige labor;
(3) Party A fails to pay labor remuneration as regulated by the contract;
(4) Party A fails to handle social insurance for Party B as per relevant national, provincial and municipal regulations.
(5) Party A refuses to handle social insurance for Party B.
(6) Party A paid Party B labor wage that is lower than the minimal wage standard stipulated by local government.
(7) Other cases regulated by laws and regulations.
If contract is terminated as per (2), (3) and (7) of the article, Party A shall pay Party B economic compensation as per relevant regulations.
Article 34 In any of following cases, the contract can not be terminated by Party B:
(1) After special training funded by Party A, Party B falls short of service term required by of Training Agreement or the contract;
(2) Party B undertakes key national scientific research project or Party A’s scientific research project has not finished;
(3) Other cases regulated by laws and regulations.

Article 35 In any of following cases, the contract will be terminated immediately:
(1) The contract expires;
(2) Party B retires at the legal age for retirement or dies;
(3) Conditions regulated by the contract for termination occur;
(4) Other cases regulated by laws and regulations.
[Breaching Liabilities]
Article 36 In case of termination as per Article 29 and Article 32, Party A will not grant the economic compensation.
Article 37 In case one of the Parties breaches national regulation and regulation of the contract, the Party who breaches the contract shall pay the breaching penalty to the other Party as per term of failure to implement the contract (months) multiplied by 80% ((the maximum is less than 100%) of average monthly wage income during six months before termination of the contract.
Article 38 Both Parties shall conclude special agreement concerning funded training, keeping of business secrete, etc., as attachment to the contract.
[Labor Dispute Settlement]
Article 39 For any dispute arising from implementation of the contract, any party may apply for mediation at the labor dispute committee of the unit. If the medication fails within 30 days, application for arbitration shall be made to the labor dispute arbitration committee at the place where Party A located within 60 days after the dispute occurs. If either party is not convinced by the arbitration award, lawsuit can be lodged at the people’s court at the place where Party A located within 15 days after receiving the arbitration award.
Article 40 In the contract, if relevant treatment of Party B is lower than the standard regulated by Party A’s collective contract, the collective contract shall prevail.
Article 41 The contract shall be written by pen or brush. Alteration or signing in agency without legal authorization will be invalid.
Article 42 The contract goes into duplicates and come into force with the signing of both Parties. After certification of the labor administrative department, each party shall hold one copy, with the same legal effect.

[Miscellanies to be Agreed by Both Parties]

Blank below.

Party A: (Seal)                             Party B: (Signature) Qi Ming

Legal representative: (Signature)
(Entrusted agent)

Contract Signed on: January 26, 2007            Contract Signed on: January 26, 2007